SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Powerwave Technologies, Inc.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 16, 2003

To Our Shareholders:

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. (the “Company”) will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707, on Wednesday, July 16, 2003 at 9:00 a.m., local time, for the following purposes:

1.	To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To approve the amendment of the Employee Stock Purchase Plan to increase the number of shares thereunder from 1,500,000 to 3,000,000;

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on May 19, 2003, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to July 16, 2003, at the principal executive offices of Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

All shareholders are urged to attend the meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. (BENEFICIAL OWNERS MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED VOTING INSTRUCTIONS.) For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so all your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

Santa Ana, California May 28, 2003	By Order of the Board of Directors Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary

POWERWAVE TECHNOLOGIES, INC.

1801 E. St. Andrew Place

Santa Ana, California 92705

PROXY STATEMENT

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. (“Powerwave” or the “Company”) for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, July 16, 2003, beginning at 9:00 a.m., local time, at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about May 30, 2003.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors, approval of an amendment to the Company’s Employee Stock Purchase Plan to increase the authorized number of shares issuable from 1,500,000 to 3,000,000, and ratification of the Company’s independent auditors. In addition, management will report on the performance of the Company during fiscal 2002 and respond to questions from shareholders.

Why am I receiving these materials?

Powerwave’s Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on Wednesday, July 16, 2003. Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Powerwave’s 2002 Annual Report and audited consolidated financial statements, proxy card and return envelope are also enclosed.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of nine directors until the next Annual Meeting of Shareholders;

•	the approval of an amendment to the Employee Stock Purchase Plan to increase the authorized number of issuable shares from 1,500,000 to 3,000,000; and

•	the ratification of the appointment of Deloitte & Touche LLP as Powerwave’s independent auditors for fiscal year 2003.

Who is entitled to vote at the meeting?

The shares of Common Stock of Powerwave constitutes the only class of securities entitled to notice of, to attend and to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on May 19, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of May 19, 2003 there were 65,968,329 shares of Common Stock issued and outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Powerwave Common Stock will be entitled to one vote on each matter.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

Most shareholders of Powerwave hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Powerwave’s transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Powerwave. As the shareholder of record, you have the right to grant your voting proxy directly to Powerwave or to vote in person at the Annual Meeting. Powerwave has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Powerwave recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee following the instructions on the form included with this package.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. All shareholders are urged to attend the meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your proxy card or the voting instruction card.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal 1);
•	FOR approval of the amendment to the Employee Stock Purchase Plan (see Proposal 2); and
•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2003 (see Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or you may vote “WITHHOLD AUTHORITY” with respect to one or more of the nominees. For the approval of the amendment to the Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board described above.

What vote is required to approve each item?

Election of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withheld vote will essentially have the effect of a negative vote.

Other Items

For the approval of the amendment to the Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

Powerwave will announce preliminary voting results at the Annual Meeting and publish the final results in Powerwave’s quarterly report on Form 10-Q for the third quarter of fiscal 2003.

STOCK OWNERSHIP

Who are the largest owners of Powerwave’s stock?

Based on a review of 13G filings with the U.S. Securities and Exchange Commission (the “SEC”), Powerwave has the following shareholders owning more than 5% of the outstanding shares of Powerwave Common Stock as of May 19, 2003:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(1)
David A. Rocker Suite 1759, 45 Rockefeller Plaza, New York, NY 10111	6,384,053(2)	9.7

Brown Investment Advisory & Trust Company 19 South Bond Street, Suite 400, Baltimore, MD 21231	3,985,483(3)	6.0

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. As of May 19, 2003, the Company had a total of 65,968,329 shares of Common Stock issued and outstanding.

(2)	Based on a Schedule 13G dated February 13, 2003, filed with the SEC by David A. Rocker which reflects ownership as of December 31, 2002. The Schedule 13G states that the number of shares beneficially owned includes: (i) 3,409,600 shares owned by Rocker Partners, L.P., a New York limited partnership; (ii) 2,609,365 shares owned by Compass Holdings, Ltd., a company organized under the International Business Companies Ordinance of the British Virgin Islands; and (iii) 365,088 shares owned by Helmsman Holdings, Ltd., a company organized under the International Business Companies Ordinance of the British Virgin Islands. The Schedule 13G states that David A. Rocker has sole voting power and sole dispositive power as to 6,384,053 shares by virtue of his positions as (i) the sole managing partner of Rocker Partners, L.P.; and (ii) the president of Rocker Offshore Management Company, Inc., the investment advisor to Compass Holdings, Ltd. and Helmsman Holdings, Ltd.

(3)	Based on a Schedule 13G dated February 14, 2003, filed with the SEC by Brown Investment Advisory & Trust Company which reflects ownership as of December 31, 2002. The Schedule 13G states that Brown Investment Advisory & Trust Company has sole voting power as to 3,969,838 shares and sole dispositive power as to 3,940,960 shares.

How much stock do Powerwave’s directors and executive officer’s own?

The following table shows the amount of Powerwave Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Executive Compensation Summary Table below and all directors and executive officers as a group. Except as otherwise indicated, all information is as of May 19, 2003.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Outstanding(2)
Bruce C. Edwards	1,472,291	(3)	2.2
Kevin T. Michaels	231,169	(4)	*
Ronald J. Buschur	222,916	(5)	*
John L. Clendenin	144,000	(6)	*
Safi U. Qureshey	84,375	(7)	*
Carl W. Neun	77,675	(8)	*
David L. George	35,625	(9)	*
Eugene L. Goda	30,000	(10)	*
Andrew J. Sukawaty	15,000	(11)	*
Daniel A. Artusi	—		—
Gregory M. Avis	—		—
All Executive Directors and Named Executive Officers as a Group (11 persons)	2,313,051	(12)	3.4

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is: c/o Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of May 19, 2003, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. As of May 19, 2003, the Company had a total of 65,968,329 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

(3)	Includes options exercisable for 741,666 shares within 60 days of May 19, 2003.

(4)	Includes options exercisable for 227,270 shares within 60 days of May 19, 2003.

(5)	Consists of options exercisable for 222,916 shares within 60 days of May 19, 2003.

(6)	Includes options exercisable for 75,000 shares within 60 days of May 19, 2003.

(7)	Consists of options exercisable for 76,875 shares within 60 days of May 19, 2003.

(8)	Includes options exercisable for 76,875 shares within 60 days of May 19, 2003.

(9)	Includes options exercisable for 15,000 shares within 60 days of May 19, 2003.

(10)	Includes options exercisable for 15,000 shares within 60 days of May 19, 2003.

(11)	Includes options exercisable for 15,000 shares within 60 days of May 19, 2003.

(12)	Includes options exercisable for 1,465,602 shares within 60 days of May 19, 2003 (see footnotes 3-11).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership with the SEC and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and written representations by each executive officer and director that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, during fiscal 2002.

STOCK PERFORMANCE COMPARISON

The following graph compares the cumulative total shareholder returns for Powerwave’s Common Stock with the cumulative total return of the S & P 500 Index, and the S & P Communications Equipment Index. The presentation assumes $100 invested on December 28, 1997 in Powerwave’s Common Stock, the S & P 500 Index and the S & P Communications Equipment Index with all dividends reinvested. No cash dividends were declared on Powerwave’s Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG POWERWAVE TECHNOLOGIES, INC., THE S & P 500 INDEX

AND THE S & P TELECOMMUNICATIONS EQUIPMENT INDEX

Measurement Period (Fiscal Year Covered)	Powerwave Technologies, Inc.	S & P 500 Index	S & P Communications Equipment Index
1997	$ 100	$100	$100
1998	$ 133	$129	$176
1999	$ 417	$156	$387
2000	$1,253	$141	$169
2001	$ 390	$125	$ 62
2002	$ 114	$ 97	$ 29

Notwithstanding anything to the contrary set forth in Powerwave’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Reports of the Compensation Committee and Audit Committee on pages 10-13, and the above Stock Performance Comparison Graph shall not be incorporated by reference into any such filings.

PROPOSAL 1 – ELECTION OF DIRECTORS

The current term of office of all of Powerwave’s directors expires at the 2003 Annual Meeting of Shareholders. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The number of directors fixed by the bylaws of the Company is nine. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Daniel A. Artusi, 48, joined Powerwave’s Board of Directors in December 2002. Mr. Artusi is the President and Chief Operating Officer of Silicon Laboratories Inc., a designer and manufacturer of integrated circuits for the communications industry. Prior to joining Silicon Laboratories in August 2001, Mr. Artusi held various positions at Motorola, Inc. from 1977 to 2001. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice President and General Manager of Motorola’s Networking and Computing Systems Group. Mr. Artusi served as Vice President and General Manager of Motorola’s Wireless Infrastructure Division from May 1997 to August 1999 and as General Manager of Motorola’s RF Products Division from April 1996 to May 1997.

Gregory M. Avis, 44, has been a member of Powerwave’s Board of Directors since October 1995. Mr. Avis has been a managing partner of Summit Partners, a venture capital and private equity firm, since January 1990. Mr. Avis also serves on the Board of Directors of Ditech Communications Corp. and IMPAC Medical Systems.

John L. Clendenin, 69, has been non-executive Chairman of the Board of Directors of Powerwave since January 3, 1999 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Coca-Cola Enterprises, Inc., Equifax Inc., Acuity Brands, Inc., The Kroger Company and The Home Depot, Inc.

Bruce C. Edwards, 49, joined Powerwave in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

David L. George, 49, has been a member of Powerwave’s Board of Directors since November 1995. Since April 2002, he has served as Chief Operating Officer, Chief Technical Officer and President of the Wireless Communications Division of Bizcom U.S.A., Inc., a public company specializing in emergency management software solutions and wireless communications systems. Prior to joining Bizcom U.S.A, Inc., Mr. George was in private practice providing consulting services to participants in the wireless industry. From June 2000 to June 2001, he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George was the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Communications Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers (I.E.E.E.) for more than 22 years, he holds several patents relating to wireless technology and networks.

Eugene L. Goda, 67, has been a member of Powerwave’s Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

Carl W. Neun, 59, has been a member of Powerwave’s Board of Directors since February 2000. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993, he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun currently serves on the Board of Directors of Planar Systems, RadiSys Corp, and Oregon Steel Mills, Inc.

Safi U. Qureshey, 52, has been a member of Powerwave’s Board of Directors since February 2000. Mr. Qureshey is the Chief Executive Officer of Avaz Networks, a fabless semiconductor company that provides semiconductor and software platforms for video over packet and video on demand solutions for cable and DBS OEM’s. Mr. Qureshey was the cofounder and former Chief Executive Officer and Chairman of AST Research, Inc. a personal computer company. Mr. Qureshey is also a former member of President Clinton’s Export Council and was a Regent’s Professor at the Graduate School of Management, University of California at Irvine.

Andrew J. Sukawaty, 47, has been a member of Powerwave’s Board of Directors since May 1998. Mr. Sukawaty is Chief Executive Officer of Cable Partners Europe L.L.C., formerly known as Callahan Associates International (UK), a global communications development and operating company. He is also a Deputy Chairman of mm02, PLC, formerly BT Wireless, and Chairman of Telenet. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited, a British diversified broadcast transmission and communications company, since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., AT&T and Northwestern Bell.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

How are director’s compensated?

Base Compensation

For fiscal 2002, Powerwave’s non-employee directors, other than Mr. Avis who waived his fees, received a retainer fee of $20,000 per year, payable in quarterly installments, and $1,000 for each Board meeting attended (excluding phone meetings). The non-executive Chairman receives an additional retainer fee of $20,000 per year payable in quarterly installments. Directors of Powerwave who are also employees receive no additional compensation for their services as a director.

Options

The 1996 Director Stock Option Plan (the “Director Plan”), as amended, provides that a total of 1,200,000 shares of Powerwave’s Common Stock are reserved for issuance under the plan. The Director Plan provides that each member of Powerwave’s Board of Directors who is not an employee or paid consultant of the Company will automatically be eligible to receive non-statutory options to purchase Common Stock under the plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock that shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who has been an eligible participant under the Director Plan for at least six months shall be granted an annual option under the Director Plan to purchase 10,000 shares of Common Stock that vests 100% on the fourth anniversary date of the grant. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. All options expire no later than five years after the grant date. As of March 30, 2003, a total of 135,000 options had been exercised under the Director Plan. There were 570,000 options outstanding under the Director Plan as of March 30, 2003 at a weighted average exercise price of $19.96 per share. There were 495,000 shares available for grant under the Director Plan at March 30, 2003.

On December 5, 2002, Messrs. Clendenin, George, Goda, Neun, Qureshey and Sukawaty were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $6.00 per share under the Director Plan. Mr. Avis waived his option grant. On December 17, 2002, Mr. Artusi was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $5.24 per share under the Director Plan in connection with becoming a member of the Board.

Meetings of the Board of Directors and Meeting Attendance

During the fiscal year ended December 29, 2002, the Board of Directors held seven meetings and took action by written consent twice in lieu of additional meetings. Each director attended all meetings of the Board of Directors, with the exception of Gregory Avis, who was unable to attend three of the seven Board meetings due to previously scheduled commitments that had been communicated to the remaining Board members. Notwithstanding Mr. Avis’ absence from such meetings, he received and reviewed all materials presented during such meetings. Each director attended at least 75% of the committee meetings on which that director served, with the exception of Safi Qureshey who was unable to attend one of the two Compensation Committee meetings. In addition, Daniel Artusi did not attend any Board or committee meetings during 2002 as he was elected to the Board subsequent to all such meeting sessions.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. The following table displays the membership of the various committees. All committee members served for the entire year, with the exception of Mr. Artusi, who joined the Board in December 2002.

Board Committee Membership(1)
Name	Audit Committee	Compensation Committee	Corporate Governance Committee
Daniel Artusi	—	—	✓
Greg Avis	C	—	✓
John Clendenin	—	—	C
Bruce Edwards	—	—	—
David George	✓	—	✓
Eugene Goda	—	✓	✓
Carl Neun	✓	—	✓
Safi Qureshey	—	✓	✓
Andy Sukawaty	—	C	✓

C	Committee Chairman

✓	Member

(1)	As of December 29, 2002

Audit Committee

The Audit Committee recommends to the Board of Directors the independent public auditors to be selected to audit Powerwave’s annual financial statements and approves any special assignments given to such auditors. The Audit Committee also reviews the planned scope of the annual audit and the independent auditors’ comment letter and management’s response thereto, significant accounting policies, any major accounting policy changes made or contemplated, and the effectiveness and efficiency of Powerwave’s internal accounting staff. For additional information concerning the Audit Committee, see “Report of the Audit Committee.” During fiscal year 2002, the Audit Committee held six meetings.

Compensation Committee

The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of Powerwave based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see “Executive Compensation” and “Report of the Compensation Committee On Executive Compensation” below. During fiscal year 2002, the Compensation Committee held two meetings and took action by written consent four times in lieu of additional meetings.

Corporate Governance Committee

The Corporate Governance Committee includes all of the members of the Board of Directors excluding any non-independent directors. Bruce Edwards, Powerwave’s President and Chief Executive Officer, is excluded since, due to his position with the Company, he is considered a non-independent director. The primary purpose of the Corporate Governance Committee is to assist the Board in maintaining oversight of its operations and reviewing the effectiveness of its structure and composition. During fiscal year 2002, the Corporate Governance Committee held two meetings.

Certain Relationships and Transactions with Management and Others

Powerwave has entered into indemnification agreements with its directors and certain executive officers. Such agreements require Powerwave to indemnify such individuals to the fullest extent permitted by Delaware law.

During the second quarter ended July 30, 2002, Ronald Buschur, the Chief Operating Officer of the Company, repaid a $1.4 million non-interest bearing bridge loan that was issued by the Company in connection with his relocation to Southern California.

Report Of The Audit Committee

Powerwave management has responsibility for Powerwave’s financial reporting process, including the system of internal controls, as well as the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for performing an independent audit of Powerwave’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent auditors also review Powerwave’s quarterly condensed consolidated financial statements included on Form 10-Q and advise the Company with regards to accounting principles generally accepted in the United States of America. The Audit Committee assists Powerwave’s Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting process. Such assistance includes oversight by the Audit Committee of the integrity of Powerwave’s financial statements and systems of internal accounting and financial controls, the independent auditor’s qualification, independence and performance, and Powerwave’s programs for compliance with its business conduct and conflict of interest policies as established by management and the Board of Directors. The Audit Committee reports its findings to the Board of Directors.

In addition, the Audit Committee recommends a firm of certified public accountants to perform the annual independent audit of Powerwave’s consolidated financial statements and issue a report thereon, subject to ratification by the shareholders; approves the nature of and the fees for both audit and non-audit services provided by the independent accountants prior to the performance of such services; and reviews the scope of work and the reported results of Powerwave’s independent auditors.

The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Audit Committee (the “Charter”) and ratified by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends changes to the Charter for Board approval. A copy of the Audit Committee’s current Charter is included as Exhibit A to this proxy statement. Each member of the Audit Committee qualifies as an “independent” director as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of The Nasdaq Stock Market, Inc.

As part of fulfilling its responsibilities for overseeing management’s conduct of Powerwave’s financial reporting process for fiscal year 2002, the Audit Committee held six meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Powerwave’s independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit, considered various areas of oversight relating to the financial reporting and audit processes that it determined appropriate, and

•	Reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements contained in Powerwave’s Annual Report on Form 10-K for the year ended December 29, 2002;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit;

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1; and

•	Discussed with Deloitte & Touche LLP the firm’s independence and considered whether the provision of non-audit services by Deloitte & Touche LLP to Powerwave is compatible with maintaining the independence of Deloitte & Touche LLP.

Based upon the review and discussions described above, the Audit Committee concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of non-audit services to Powerwave during fiscal year 2002. In addition, based upon the review and discussions described above, the Audit Committee also recommended to the Board of Directors that the audited consolidated financial statements be included in Powerwave’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Gregory M. Avis, Chairman

David L. George

Carl W. Neun

Audit and Non-Audit Fees

The Audit Committee has historically pre-approved all audit fees. Effective October 2002, the Audit Committee pre-approves all audit and non-audit services rendered by Deloitte & Touche LLP. The following table sets forth the aggregate fees billed to Powerwave for the fiscal year ended December 29, 2002 and December 30, 2001 by Deloitte & Touche LLP.

	December 29, 2002		December 30, 2001
Audit fees	$225,900	(1)	$201,790	(1)
Audit-related fees	25,065	(2)	40,550	(2)
Tax fees	43,889	(3)	96,949	(3)
All other fees	—		10,290

Total audit and non-audit fees	$294,854		$349,579

(1)	Includes fees for professional services rendered for the audit of Powerwave’s annual financial statements and review of Powerwave’s annual report on Form 10-K for the fiscal year 2002 and 2001 and for reviews of the financial statements included in Powerwave’s quarterly reports on Form 10-Q for the first three quarters of fiscal 2002 and 2001.

(2)	Includes fees for professional services rendered in fiscal 2002 and 2001, in connection with acquisition planning, due diligence and related SEC registration statements.

(3)	Includes fees for professional services rendered in fiscal 2002 and 2001, in connection with tax compliance (including U.S. federal and international returns) and tax consulting.

EXECUTIVE COMPENSATION

Report Of The Compensation Committee On Executive Compensation

Powerwave’s compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s members consist of directors who are independent from the executive officers or the management of the Company. Powerwave’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of Powerwave with those of our shareholders.

Compensation Philosophy

Powerwave’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for Powerwave’s shareholders from both a short-term and long-term perspective. With this pay-for-performance and shareholder alignment orientation, Powerwave’s compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of Powerwave.

There are three primary components of executive compensation: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position and the individual’s contribution to corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity, and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officer salaries.

Annual Management Bonus

Powerwave has established a cash bonus plan for all employees including executive management. Payment of bonuses is dependent on the Company achieving specific performance criteria for the fiscal year. During fiscal 2002, eighty percent of the bonus was tied to objective Company performance criteria related to operating revenue, pre-tax profit, on-time delivery metrics and customer satisfaction. The remaining twenty percent was tied to objective individual performance targets. No amounts attributable to individual performance targets are paid unless the Company first achieves the Company performance targets for the fiscal year. The Company-wide performance targets are established at the beginning of the fiscal year on the basis of an annual budget developed by management and approved by the Board of Directors. The individual performance targets are also established at the beginning of the fiscal year by the individual’s manager and these targets are designed to further Powerwave’s corporate goals. For 2002, performance against bonus targets and goals was measured on a quarterly basis. The size of the overall cash bonus pool is subject to the approval of the Board of Directors. Once the overall bonus pool is approved, employees are eligible for their individual target bonuses based upon Powerwave’s overall achievement of its performances goals. The Compensation Committee reviews and approves all bonuses for executive officers, based upon an evaluation of their individual performance and contribution to Powerwave’s overall performance. For the first two quarters of fiscal 2002, the Company fulfilled its objective performance criteria and paid a total of $3.2 million from the Company-wide bonus pool. These payments represent forty percent of the annual target bonus and included a total of $0.2 million to Powerwave’s executive officers. No bonus payments were made with respect to third and fourth quarter as the Company did not fulfill its performance targets for such quarters. Also, no bonus payments were made during fiscal 2002 with respect to individual performance targets.

Stock Options

Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with Powerwave as well as continued superior performance. For executive officers, the Chairman or the Chief Executive Officer recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee and the entire Board of Directors for their review and approval. The Compensation Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company’s Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for executive officers of Powerwave are submitted to both the Compensation Committee and the entire Board of Directors for approval. In fiscal 2002, Mr. Edwards, Mr. Buschur and Mr. Michaels each received an option grant as an incentive for continued service to the Company. See “Executive Officers—Option Grants In Fiscal 2002.”

CEO Compensation

The principal components of compensation for the Chief Executive Officer for fiscal 2002 included base salary, bonus and stock option grants. The Compensation Committee increased Mr. Edwards’ base salary from $375,000 to $420,000, effective January 28, 2002, based on an assessment of the nature of his position, comparable market salary, contribution to corporate goals, and experience with Powerwave.

During fiscal 2002, Mr. Edwards was paid a cash bonus of $100,800 from Powerwave’s bonus pool. The entire amount of this bonus was tied to Powerwave achieving specific performance targets for each of the first two quarters of fiscal 2002. No bonuses were paid to Mr. Edwards with respect to the individual performance component of his bonus plan or with respect to Company-wide performance during the third and fourth quarters of fiscal 2002 as the Company did not fulfill its performance targets for such quarters. In 2002, Mr. Edwards was granted an option to purchase, in the aggregate, 400,000 shares of Common Stock at an exercise price of $5.41 per share. The options vest monthly over four years beginning September 1, 2002. The option grant is intended to equate a significant portion of Mr. Edwards’ compensation to Powerwave’s future performance and to provide incentive for continued service with Powerwave.

Policy Regarding Section 162(m) of the Internal Revenue Code

The Compensation Committee has reviewed Powerwave’s executive compensation plans to determine if revisions may be necessary due to the provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation’s executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, Powerwave’s ability to obtain a corporate tax deduction for compensation paid to executive officers of Powerwave to the extent consistent with the best interests of the Company and its shareholders. The Compensation Committee continually reviews Powerwave’s existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

Members of the Compensation Committee:

Andrew J. Sukawaty, Chairman

Eugene L. Goda

Safi U. Qureshey

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, all of the members of the Compensation Committee consisted of independent directors and none of the members of the Compensation Committee served as an employee of the Company or was a former employee of Powerwave.

Executive Officers

We currently have three executive officers elected to serve on an annual basis by the Board of Directors. The following summary sets forth certain information regarding Powerwave’s executive officers:

Bruce C. Edwards, 49, joined Powerwave in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 39, joined Powerwave in June 2001 as Chief Operating Officer. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

Kevin T. Michaels, 44, joined Powerwave in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995, Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer.

Summary Compensation Table

The following table sets forth summary information concerning compensation paid by, or accrued for services rendered to, the Company in all capacities during the past three fiscal years to Powerwave’s Chief Executive Officer and to each of the two additional executive officers whose salary and bonus exceeded $100,000 (the “Named Executive Officers.”)

Summary Compensation Table

		Annual Compensation					Long-term Compensation Awards – Options		All Other Compensation
Name and Principal Position	Year	Salary		Bonus	Other
Bruce C. Edwards	2002	$416,539		$100,800	$24,191	(1)	400,000		$—
President and Chief	2001	$370,960		$—	$10,491	(1)	—		$—
Executive Officer	2000	$296,000		$150,000	$5,636	(1)	650,000		$—

Ronald J. Buschur	2002	$348,462		$56,000	$5,910	(1)	100,000		$101,797	(2)
Chief Operating Officer	2001	$154,846	(3)	$—	$—		400,000	(3)	$75,235	(3)
	2000	$—		$—	$—		—		$—

Kevin T. Michaels	2002	$274,231		$44,000	$22,060	(1)	75,000		$—
Senior Vice President,	2001	$234,308		$—	$11,787	(1)	50,000		$—
Finance, Chief Financial	2000	$172,000		$75,000	$5,692	(1)	50,000		$—
Officer and Secretary

(1)	Consists of 401(k) matching contributions and health coverage payments.

(2)	Consists of $101,797 of reimbursement related to costs associated with Mr. Buschur’s relocation to Southern California.

(3)	Mr. Buschur joined Powerwave as Chief Operating Officer in June 2001, at a base salary of $330,000. In connection with his employment, Mr. Buschur was granted a stock option to purchase 400,000 shares of common stock at an exercise price of $11.81 per share. In addition, during fiscal 2001, Powerwave reimbursed Mr. Buschur $75,235 in relocation costs and provided an unsecured bridge loan of $1.4 million, both of which related to his relocation to Southern California. At December 29, 2002, the entire $1.4 million bridge loan had been repaid in full.

Option Grants in Fiscal 2002

The following table sets forth certain information concerning grants of options to each of Powerwave’s Named Executive Officers during the fiscal year ended December 29, 2002. In addition, in accordance with the rules and regulations of the SEC, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. The rates do not represent Powerwave’s estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

Option Grants During Fiscal 2002

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)(2)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name						5%	10%
Bruce C. Edwards	400,000	(5)	13.19%	$5.41	08/05/2012	$1,360,928	$3,448,859
Ronald J. Buschur	100,000	(5)	3.30%	$5.41	08/05/2012	$340,232	$862,215
Kevin T. Michaels	75,000	(5)	2.47%	$5.41	08/05/2012	$255,174	$646,661

(1)	Options to purchase an aggregate of 3,032,800 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 29, 2002.

(2)	The exercise price of each option is equal to the fair market value of Common Stock on the date of the grant.

(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	The amount assumes a Common Stock price of $8.81 at 5% appreciation and $14.03 at 10% appreciation. There is no guarantee that the Common Stock price will actually appreciate to these levels.

(5)	Subject to continued employment with the Company, the options become exercisable as to one forty-eighth per month beginning September 1, 2002.

Aggregated Option Exercises and Values for Fiscal 2002

The following table sets forth certain information concerning the exercise of options by each of Powerwave’s Named Executive Officers during fiscal 2002, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 29, 2002. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of Powerwave’s Common Stock.

Aggregated Option Exercises During Fiscal 2002 and Option Values at December 29, 2002
Name	Shares Acquired on Exercise	Value Realized		Number of Securities Underlying Unexercised Options at 12/29/02		Value of Unexercised In-the- Money Options at 12/29/02(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce C. Edwards	115,625	$982,427	(2)	683,333	366,667	$—	$—
Ronald J. Buschur	—	$—		158,333	341,667	$—	$—
Kevin T. Michaels	—	$—		187,166	133,334	$144,158	$—

(1)	In accordance with the SEC’s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value per share is deemed to be $5.34, Powerwave’s closing Common Stock price reported by Nasdaq on December 27, 2002, the last trading day of fiscal year 2002.

(2)	Represents estimated market value on the date of exercise of shares, less option exercise price. These options were exercised and the shares are still held by Mr. Edwards.

PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK

PURCHASE PLAN

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO

INCREASE THE NUMBER OF ISSUABLE SHARES THEREUNDER

FROM 1,500,000 TO 3,000,000 SHARES

General

Powerwave’s shareholders originally approved the Employee Stock Purchase Plan (the “ESPP”) in December 1996. The purpose of the ESPP is to attract and retain employees of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of Powerwave’s Common Stock by permitting them to purchase shares at a discount through payroll deductions. The ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and is implemented utilizing semi-annual offerings with purchases occurring at six-month intervals. The ESPP permits eligible employees of Powerwave to purchase Powerwave Common Stock through payroll deductions, which may not exceed 20% of an employee’s compensation. The price of Common Stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of each six-month offering period or the applicable purchase date.

As of May 19, 2003, there were rights to purchase approximately 114,000 shares outstanding under the ESPP and there were 303,501 shares available for purchase under the ESPP. On April 16, 2003, the Board of Directors approved an amendment to the ESPP to increase the authorized number of shares of Common Stock issuable thereunder by 1,500,000 shares and to reserve the additional shares for issuance thereunder, bringing the total number of shares of Common Stock subject to the ESPP to 3,000,000. This amendment, which is subject to the approval of the shareholders requested by this Proxy Statement, would have the effect of increasing the current remaining available shares from 303,501 to 1,803,501.

The following is a summary of the principal features of the ESPP. This summary does not purport to be, and should not be construed as, a complete description of all the provisions of the ESPP.

Eligibility

Every employee of Powerwave who regularly works more than 20 hours per week and has been employed by Powerwave for at least 90 days at the beginning of an offering period is eligible to participate in the ESPP. Employees of any subsidiary of Powerwave may also participate in the ESPP. An employee may not participate in an offering under the ESPP if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power of all classes of stock of Powerwave. As of May 19, 2003, approximately 800 employees were eligible to participate in the ESPP and approximately 180 employees were enrolled in the ESPP. Executive officers of Powerwave are eligible to participate in the ESPP.

Administration

The administration of the ESPP is overseen by the Board of Directors. The Board of Directors may at any time amend, suspend or terminate the ESPP. However, any amendment that (1) increases the aggregate number of shares authorized for sale under the ESPP (except pursuant to adjustments provided for in the ESPP), (2) materially modifies the requirements as to eligibility for participation, or (3) materially increases the benefits which accrue to participants under the ESPP will not be effective unless approved by the stockholders within twelve months of the adoption of such amendment by the Board of Directors.

Purchase of Shares

The two annual offerings under the ESPP commence on February 1 and August 1 of each year and each offering continues until the end of the six-month offering period ending on the last day of such period.

Eligible employees who elect to participate in the ESPP purchase shares of Common Stock through regular payroll deductions. Employee contributions are not allowed to exceed 20% of such employee’s bi-weekly compensation at the offering commencement date. For this purpose, “compensation” means the employee’s base salary at the beginning of each offering period. Shares of Common Stock are purchased automatically on the purchase date for each six-month offering period, which is the last day of each offering period, at a price equal to 85% of the fair market value of the shares on the February 1 or August 1 grant date or 85% of the fair market value of the shares as of the January 31 or July 31 purchase date, whichever is lower. A participant may withdraw from an offering at any time prior to the purchase date and receive a refund of their payroll deductions, without interest. In addition, an employee may elect to increase or decrease their payroll deduction amount once during each offering period. An employee’s rights in the ESPP are nontransferable.

No employee may purchase stock in an amount which would permit his or her rights under the ESPP to accrue at a rate which exceeds $25,000 in fair market value, determined as of the grant date, for each calendar year. In addition, no employee may purchase more than 15,000 shares in any offering period.

Acceleration

In the event of an acquisition of Powerwave, whether by merger, consolidation or asset sale, where Powerwave is not the surviving entity and provision is not made for the continuance of the ESPP and either (1) the assumption of rights granted thereunder, or (2) for the substitution of new rights covering the shares of a successor corporation, then concurrent with the effective date of such acquisition, the ESPP shall terminate and all outstanding purchase rights will be automatically exercised as if such effective date were a purchase date of the current offering period.

Changes in Capitalization of Powerwave

In the event that any other change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, reclassification of shares or other change in capital structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to the number of shares of Common Stock covered by each right under the ESPP which has been authorized but not issued.

Amendment and Termination

The ESPP shall terminate on July 31, 2007. Since future conditions affecting Powerwave cannot be anticipated or foreseen, Powerwave reserves the right to amend, modify, or terminate the ESPP at any time. Upon termination of the ESPP, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect any rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any participant. In addition, no amendment may be made without prior approval of the shareholders of Powerwave if such amendment would:

(a)	increase the number of shares of Powerwave Stock that may be issued under the ESPP;

(b)	materially modify the requirements as to eligibility for participation in the ESPP; or

(c)	materially increase the benefits which accrue to Participants under the ESPP.

Accounting Treatment

Share purchases made by employees under the ESPP generally do no result in any charge to Powerwave’s earnings. However, Powerwave discloses in footnotes and pro-forma statements to its consolidated financial statements, the impact that the purchase rights would have had upon the its reported earnings if the value of those purchase rights, determined under the Black-Scholes valuation model, had been treated as compensation at the time of grant. The purchase price of shares purchased in the ESPP is credited to Powerwave’s account at the time of purchase and is reflected in shareholders’ equity on Powerwave’s balance sheet.

Federal Income Tax Consequences

In general, Powerwave is not entitled to a tax deduction in connection with any purchase made by an employee under the ESPP if the purchased shares are held by such employee for at least two years after the grant date and at least one year after the purchase date. However, if the employee sells or otherwise disposes of such shares before the expiration of the holding period described above, Powerwave is entitled to a tax deduction at the time such shares are sold or disposed for the excess of the fair market value of the shares on the purchase date over the actual employee purchase price.

Plan Benefits

Since the number of shares purchased under the ESPP by any employee and the purchase price thereof are determined by the level of voluntary contributions by such employee and the market price of the shares in effect from time to time, Powerwave believes that it is unable to determine the number of shares that may be purchased in the future by any eligible participant or single group of employees or the purchase price thereof.

Required Vote and Recommendation of the Board of Directors

Approval of the amendment to the ESPP requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against this proposal. Broker non-votes will not be considered present and entitled to vote with respect to this proposal, and, accordingly, will have no effect on the passage of this proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the ESPP to add 1,500,000 shares of common stock to the pool of shares reserved for issuance, thus increasing the number of shares thereunder from 1,500,000 to 3,000,000. Should the required shareholder approval not be obtained, the ESPP amendment will not be implemented.

The following table provides a summary of grants/purchases under Powerwave’s ESPP since December 30, 2001:

	Number of Shares	Purchase Price
Shares available for grant at December 30, 2001	782,421
Less shares purchased under:
ESPP Offering as of January 31, 2002	76,400	$15.30
ESPP Offering as of July 31, 2002	147,918	$5.22
ESPP Offering as of January 31, 2003	254,602	$3.50

Shares remaining available for grant at March 30, 2003	303,501

The following table provides a summary of purchases under Powerwave’s ESPP since inception:

	Number of Shares	Average Purchase Price
Shares approved for grant	1,500,000
Less: shares purchased	1,196,499	$7.78

Shares available for grant at March 30, 2003	303,501

All other compensation plans under which Powerwave’s Common Stock is reserved for issuance have previously been approved by our shareholders. The following table provides summary information as of March 30, 2003 for all other compensation plans of Powerwave:

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under our Stock Option Plans (Excluding Shares Reflected in Column 1)
Approved by shareholders :
1995 Stock Option Plan	284,374	$ 4.42	2,225
1996 Stock Option Plan	5,065,712	$15.23	136,646
1996 Director Plan	570,000	$19.96	495,000
2000 Stock Option Plan	2,527,952	$16.16	107,851
2002 Stock Option Plan	1,034,228	$ 5.39	965,772

Total approved by shareholders	9,482,266	$14.37	1,707,494
Not approved by shareholders	—	—	—

Total	9,482,266	$14.37	1,707,494

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE ESPP TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 1,500,000, CHANGING THE TOTAL SHARES ISSUABLE THEREUNDER FROM 1,500,000 to 3,000,000.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte & Touche LLP, certified public accountants, to audit the accounts of Powerwave and its subsidiaries for the 2003 fiscal year. Deloitte & Touche LLP has audited the accounts and records of Powerwave and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2003 FISCAL YEAR

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING

What happens if additional proposals are presented at the Annual Meeting?

Other than the three proposals described in this Proxy Statement, Powerwave does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Bruce C. Edwards, Powerwave’s President and Chief Executive Officer, and Kevin T. Michaels, Powerwave’s Senior Vice President, Finance, Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Powerwave’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Based on the number of shares outstanding on the May 19, 2003 record date, 32,984,165 shares will constitute a quorum for purposes of this Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares. Abstentions are treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly will have the same effect as a vote against such matters.

Who will count the vote?

A representative of U.S. Stock Transfer Corporation, Powerwave’s transfer agent, will tabulate the votes and act as the Inspector of Elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Powerwave or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Powerwave’s management.

Who will bear the cost of soliciting votes for the Annual Meeting?

Powerwave will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Powerwave’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Powerwave has retained the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Powerwave estimates that it will pay Georgeson a fee of $6,500 for its services, plus out of pocket expenses. Powerwave will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Any shareholders desiring to submit a proposal for action at the Annual Meeting of Shareholders to be held in 2004 and for presentation in the Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Secretary of Powerwave at its principal place of business no later than December 15, 2003 in order to be considered for inclusion in the Proxy Statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer. Powerwave currently anticipates that its next annual meeting will be held in April 2004.

Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended, Powerwave will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement, in two situations: (i) if a proponent of a proposal fails to notify Powerwave at least 45 days prior to the current year’s anniversary of the date of the mailing of the prior year’s Proxy Statement, or (ii) if the date of the Company’s annual meeting has changed by more than thirty (30) days from the prior year, if notice is not received within a reasonable period of time before Powerwave mails the Proxy Statement for the current year.

ANNUAL REPORT

Powerwave’s Annual Report, including form 10-K (without exhibits), for the fiscal year ended December 29, 2002 is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Submitted by:

Kevin T. Michaels

Senior Vice President, Finance,

Chief Financial Officer and Secretary

Dated: May 28, 2003

EXHIBIT A –

AUDIT COMMITTEE CHARTER OF POWERWAVE TECHNOLOGIES, INC.

ORGANIZATION STRUCTURE:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria as well as any criteria required by the Securities and Exchange Commission (“SEC”):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member should be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will be an “Audit Committee Financial Expert” as defined in the rules of the SEC, as may be amended from time to time. An Audit Committee Financial Expert is someone who through accounting or related financial management experience, or education has expertise which shall include (i) an understanding of generally accepted accounting principles and financial statements; (ii) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal controls and procedures for financial reporting; (iv) an understanding of audit committee functions; and (v) experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues that are expected to be raised in the Company’s financial statements, or experience actively supervising individuals engaged in such activities.

STATEMENT OF POLICY/PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Powerwave Technologies, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report of the Audit Committee that the rules of the SEC require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms, and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (iv) obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers and principal executive officer;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors and the Audit Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it may provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof and reasonable expense reimbursements.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its next scheduled meeting.

LIMITS OF DUTIES:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules an regulations. These are the responsibilities of management and the independent auditor.

EFFECTIVE DATE:

This Charter of the Audit Committee is effective as of April 16, 2003.

EXHIBIT B—

AMENDED AND RESTATED

POWERWAVE TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

APRIL 16, 2003

This EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) was hereby established by POWERWAVE TECHNOLOGIES, INC. , a Delaware corporation (the “Company”) effective as of December 5, 1996, (the “Effective Date”).

ARTICLE I

PURPOSE OF THE PLAN

1.1    Purpose.    The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company’s subsidiaries as the Company’s Board of Directors (the “Board of Directors”) may from time to time designate (each a “Designated Subsidiary”, and collectively, “Designated Subsidiaries”), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a matter consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE II

DEFINITIONS

2.1    Compensation.    “Compensation” means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code, issued to an employee by the Company.

2.2    Employee.    “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any Designated Subsidiary.

2.3    5% Owner.    “5% Owner” means an employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

2.4    Grant Date.    “Grant Date” means the first day of each Offering Period (August 1 and February 1) under the Plan. However, for the first Offering Period, the Grant Date shall be the Effective Date.

2.5    Participant.    “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.6    Plan Year.    “Plan Year” means the twelve consecutive month period ending on the last day of January.

2.7    Offering Period.    “Offering Period” means the six-month periods from February 1 through July 31 and August 1 through January 31 of each Plan Year. However, the first Offering Period shall commence on the Effective Date and end July 31, 1997 regardless of whether such initial Offering Period is more or less than six months.

2.8    Purchase Date.    “Purchase Date” means the last day of each Offering Period (July 31 or January 31).

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ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.    Each Employee of the Company, or any Designated Subsidiary, who, on the Grant Date, is customarily engaged on a regularly-scheduled basis of more than twenty (20) hours per week and who has been employed for at least ninety (90) days (or, for the Initial Offering Period only, such Employees who are employed on the Effective Date) in the rendition of personal services to the Company, or any Designated Subsidiary, may become a Participant in the Plan on the Grant Date coincident with or next following his satisfaction of such requirements of employment with the Company or any Designated Subsidiary.

3.2    Participation.    An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Human Resources Department of the Company of a stock purchase agreement provided by the Company (the “Stock Purchase Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Stock Purchase Agreement providing for a change in the Participant’s payroll deduction rate in accordance with Section 5.2.

3.3    Special Rules.    Under no circumstances shall:

(a)    A 5% Owner be granted a right to purchase Company Stock under the Plan;

(b)    A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Grant Date) during each calendar year; or

(c)    The number of share of Company Stock purchasable by a Participant on any Purchase Date exceed 15,000 shares, subject to periodic adjustments under Section 10.4

ARTICLE IV

PAYROLL DEDUCTION

5.1    Participant Election.    Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 20%. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2    Changes in Election.    A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article VIII. A Participant may increase or decrease the rate of payroll deductions once during each Offering Period by completing and delivering to the Human Resources Department of the Company a new Stock Purchase Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources department a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Stock Purchase Agreement.

5.3    Participant Accounts.    The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his Account. No interest will be paid or allowed on accounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purchase. The Company is not obligated to segregate such payroll deductions.

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ARTICLE VI

GRANT OF PURCHASE RIGHTS

6.1    Right to Purchase Shares.    On each Grant Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of shares and partial shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2    Purchase Price.    The purchase price for any Offering Period shall be the lesser of:

(a)    85% of the Fair Market Value of Company Stock on the Grant Date; or

(b)    85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3    Fair Market Value.    “Fair Market Value” means for the initial Grant Date (which is the Effective Date), the price per share at which the Common Stock is to be sold to the public in the initial public offering of the Common Stock. For any subsequent date thereafter, “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:

(a)    If the Company Stock is then listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq National Market or such exchange on the next preceding day on which a sale occurred.

(b)    If the Company Stock is then listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determined shall be conclusive and binding on all interested parties.

ARTICLE VII

PURCHASE OF STOCK

7.1    Purchase of Company Stock.    Absent an election by the Participant to terminate and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period.

7.2    Delivery of Company Stock.

(a)    Company Stock acquired under the Plan shall be issued directly to a contract administrator (“Administrator”) engaged by the Company to administer the Plan under Article IX. All Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants which shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of whole and partial shares of Company Stock that are being held by the Administrator for the benefit of each Participant.

(b)    Where Company Stock is issued under this paragraph, only full shares of stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

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ARTICLE VIII

WITHDRAWAL

8.1    In Service Withdrawals.    At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Human Resources Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practible. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice if given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a Participant by executing and delivering a new Stock Purchase Agreement to the Human Resources department of the Company.

8.2    Termination of Employment.

(a)    In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary, without interest.

(b)    A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

(c)    Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, any deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is know to the Committee, then to such other person as the Committee may designate.

ARTICLE IX

PLAN ADMINISTRATION

9.1    Plan Administration.

(a)    Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”) for the Company, or a committee (“Committee”) thereof. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b)    In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c)    Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

9.2    Limitation on Liability.    No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith.

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To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

ARTICLE X

COMPANY STOCK

10.1    Limitations on Purchase of Shares.    The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 3,000,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of Shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

10.2    Voting Company Stock.    The participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

10.3    Registration of Company Stock.    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4    Changes in Capitalization of the Company.    Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5    Merger of Company.    In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of rights therefore granted, or the substitution for such rights of new rights covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights theretofore granted or the new rights substituted therefore, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of rights theretofore granted or the substitution for such rights of new rights covering the shares a successor corporation, then the Board of Directors or its committee shall cause written notice of the proposed transaction to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE XI

MISCELLANEOUS MATTERS

11.1    Amendment and Termination.    The Plan shall terminate on July 31, 2007. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant.

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In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

(a)    Increase the number of shares of Company Stock that may be issued under the Plan;

(b)    Materially modify the requirements as to eligibility for participation in the Plan; or

(c)    Materially increase the benefits which accrue to Participants under the Plan.

11.2    Stockholder Approval.    Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board.

11.3    Benefits not Alienable.    Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.4    No Enlargement of Employee Rights.    This Plan is strictly a voluntarily undertaking on the part of the Company and shall not be deemed to constitute a contract between the company and any Employee or to be consideration for, or an inducement to, a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.5    Governing Law.    To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware.

11.6    Non-business Days.    When any act under the Plan is required to be performed on a day that falls on Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.7    Compliance With Securities Laws.    Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.

6

POWERWAVE TECHNOLOGIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 16, 2003

The undersigned shareholder(s) of Powerwave Technologies, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 28, 2003 and nominates, constitutes and appoints Bruce C. Edwards and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California, 92707 on Wednesday, July 16, 2003 at 9:00 a.m., and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, upon and in respect of the matters described below and in accordance with the instructions below:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE NINE NOMINEES LISTED BELOW AND “FOR” PROPOSALS 2 AND 3 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

•	MARK, SIGN AND DATE YOUR PROXY CARD
•	DETACH YOUR PROXY CARD
•	RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED

Please Detach Here

ê    You Must Detach This Portion of the Proxy Card    ê

Before Returning it in the Enclosed Envelope

ê    DETACH PROXY CARD HERE    ê

1.

Election of Directors.    Authority to elect the nine (9) persons named in the Notice of Annual Meeting dated May 28, 2003, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

☐ FOR all listed Nominees (except as indicated to the contrary below)

	The nominees are: Daniel A. Artusi, Gregory M. Avis, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene L. Goda, Carl W. Neun, Safi U. Qureshey, Andrew J. Sukawaty	☐ WITHHOLD AUTHORITY to vote for all listed Nominees To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below.
2.	Amendment to Employee Stock Purchase Plan. To approve the amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares authorized thereunder from 1,500,000 to 3,000,000.	☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.	☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Number of Shares:

Dated:                                                                                                  , 2003

(Please Print Name)

(Signature of Shareholder(s))

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

I/We  ☐ do   ☐ do not expect to attend the Annual Meeting.

Number of Persons to attend: